SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K

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                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 6, 2006

                    CARGO CONNECTION LOGISTICS HOLDING, INC.
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

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            FLORIDA                       0-28223                65-0510294

(STATE OR OTHER JURISDICTION OF    (COMMISSION FILE NO.)       (IRS EMPLOYEE
INCORPORATION OR ORGANIZATION)                               IDENTIFICATION NO.)

                               600 Bayview Avenue
                             Inwood, New York 11096
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (516) 239-7000
                            (ISSUER TELEPHONE NUMBER)

                            (FORMER NAME AND ADDRESS)
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FORWARD LOOKING STATEMENTS

This Form 8-K and other reports filed by Registrant from time to time with the Securities and Exchange Commission (collectively the "Filings") contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, Registrant's management as well as estimates and assumptions made by Registrant's management. When used in the filings the words "anticipate", "believe", "estimate", "expect", "future", "intend", "plan" or the negative of these terms and similar expressions as they relate to Registrant or Registrant's management identify forward looking statements. Such statements reflect the current view of Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to Registrant's industry, Registrant's operations and results of operations and any businesses that may be acquired by Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant believes that the expectations reflected in the forward looking statements are reasonable, Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On December 6, 2006 (the "Closing Date"), pursuant to an Agreement and Plan of Acquisition (the "Agreement") between the Cargo Connection Logistics Holding, Inc. (the "Company"), Nuclear Material Detection Technologies, Inc., a Florida corporation ("NMDT"), and UTEK Corporation, a Delaware corporation and the sole shareholder of NMDT ("UTEK"), the Company purchased all of the issued and outstanding shares of NMDT in exchange for 168,539,326 newly issued shares of the Company's common stock issued to the sole shareholder of NMDT. Pursuant to the Agreement, the aggregate number of shares that the sole shareholder of NMDT received in the exchange shall be adjusted proportionately for any increase in the number of outstanding shares of the Company's common stock resulting from the issuance of any additional stock to the Company's principal executive management team, for a twelve month period following the Closing Date. Pursuant to the Agreement, NMDT became a wholly owned subsidiary of the Company.

Nuclear Material Detection Technologies contains an exclusive license for a nuclear material detection technology developed by researchers at the U.S. Department of Energy's Savannah River National Laboratory pursuant to an Exclusive Patent License Agreement with Washington Savannah River Company. The technology is a lightweight, portable system for rapid detection of nuclear materials in sealed containers without the use of harmful x-rays. Using sensors the system may be moved between stacked shipping containers on cargo ships to detect radiation levels.

The acquisition was approved by the unanimous consent of our Board of Directors on December 6, 2006.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On December 6, 2006, pursuant to the Agreement, we issued a total of 168,539,326 shares of the Company's common stock to UTEK, the sole shareholder of NMDT, in exchange for all of the issued and outstanding shares of NMDT. Pursuant to the Agreement, the aggregate number of shares that the sole shareholder of NMDT received in the exchange shall be adjusted proportionately for any increase in the number of outstanding shares of the Company's common stock resulting from the issuance of any additional stock to the Company's principal executive management team, for a twelve month period following the Closing Date. However, such anti-dilutive provision shall not apply to issuance of shares as compensation to the Company's management or board of directors, nor shall it apply to shares issued to David Quach, President of the International Division of the Company, up to a maximum of 360,000,000 shares of the Company's stock. Additionally, the shares issued pursuant to the Agreement have piggyback registration rights. These shares were issued in reliance on an exemption from registration under Section 4(2) of the Securities Act of 1933.

These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance of shares by us did not involve a public offering. The offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, the size of the offering, and the manner of the offering. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, UTEK had the necessary investment intent as required by Section 4(2) since UTEK agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market, and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Financial statements of business acquired:

            None

      (b)   Exhibits

            10.1  Agreement and Plan of Acquisition dated December 6, 2006

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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

         CARGO CONNECTION LOGISTICS HOLDING, INC.

         By: /s/ Scott Goodman
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                 Scott Goodman
                 Chief Financial Officer

Dated: December 12, 2006